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                                                                    Exhibit 23.6


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                                                                    [LETTERHEAD]

                                   CONSENT OF
                             INDEPENDENT AUDITORS'


MATRIX FUNDING CORPORATION

         We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of our report dated June 29, 1998, with respect to the financial statements of Matrix Funding Corporation included in Post-Effective Amendment No. 1 to Form S-1 (File No. 333-53779) and to the reference to our firm under the caption "Experts" included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                                          /s/ TANNER + CO.



August 8, 1998